      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION APRIL 18, 1997
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D. C. 20549
                             ---------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          THE COLONIAL BANCGROUP, INC.
             (Exact name of Registrant as specified in its charter)
                             ---------------------

            DELAWARE                           6711                          63-0661573
    (State of Incorporation)       (Primary Standard Industrial           (I.R.S. Employer
                                   Classification Code Number)          Identification No.)
         ONE COMMERCE STREET, SUITE 800                           (334) 240-5000
           MONTGOMERY, ALABAMA 36104                             (Telephone No.)
    (Address of principal executive offices)

                             ---------------------

                              W. FLAKE OAKLEY, IV
                                   SECRETARY
                              POST OFFICE BOX 1108
                           MONTGOMERY, ALABAMA 36102
                                 (334) 240-5000
             (Name, address and telephone no. of agent for service)
                             ---------------------

                                   Copies to:

                           MICHAEL D. WATERS, ESQUIRE
                    MILLER, HAMILTON, SNIDER & ODOM, L.L.C.
                         ONE COMMERCE STREET, SUITE 802
                         MONTGOMERY, ALABAMA 36101-0019
                           FACSIMILE: (334) 265-4533
                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                          PROPOSED MAXIMUM     PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF           AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
   SECURITIES TO BE REGISTERED          REGISTERED            PER UNIT              PRICE           REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
Debt Securities...................      100,000              $1,000(1)           $100,000,000          $30,303.03
======================================================================================================================

(1) Estimated

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON EACH SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                          THE COLONIAL BANCGROUP, INC.

                             CROSS REFERENCE SHEET
                              TO ITEMS IN FORM S-3

                                                        CAPTION IN PROSPECTUS OR OTHER
FORM S-3 ITEM NUMBER AND CAPTION                      LOCATION IN REGISTRATION STATEMENT
--------------------------------                      ----------------------------------
 1.  Forepart of the Registration Statement and
       Outside Front Cover Page of Prospectus...  Facing Page; Outside Front Cover Page
 2.  Inside Front and Outside Back Cover Pages
       of Prospectus............................  Inside Front and Outside Back Cover Pages
                                                  of Prospectus
 3.  Summary Information, Risk Factors and Ratio
       of Earnings to Fixed Charges.............  Ratios of Earnings to Fixed Charges
 4.  Use of Proceeds............................  Use of Proceeds
 5.  Determination of Offering Price............  Not Applicable
 6.  Dilution...................................  Not Applicable
 7.  Selling Security Holders...................  Not Applicable
 8.  Plan of Distribution.......................  Outside Front and Inside Front Cover Pages
                                                  of Prospectus; Description of the
                                                    Securities; Plan of Distribution
 9.  Description of Securities to be
       Registered...............................  Outside Front Cover Page of Prospectus;
                                                    Description of the Securities
10.  Interests of Named Experts and Counsel.....  Legal Matters
11.  Material Changes...........................  Not Applicable
12.  Incorporation of Certain Information by
       Reference................................  Documents Incorporated by Reference
13.  Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities..............................  Not Applicable

PROSPECTUS

                                  $100,000,000

                          THE COLONIAL BANCGROUP, INC.
                          SUBORDINATED DEBT SECURITIES
                             ---------------------

     The Colonial BancGroup, Inc. ("BancGroup") may offer from time to time up to $100,000,000 aggregate principal amount of its subordinated debt securities (the "Securities") at prices and on terms to be determined at the time of sale. The specific designation, aggregate principal amount, maturity, authorized denominations, any premium, any interest rate (which may be fixed or variable), any interest payment dates, any optional or mandatory redemption terms, the initial public offering price and other terms of the offering of the Securities in respect of which this Prospectus is being delivered ("Offered Securities") are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement").

     The Securities will be unsecured and will be subordinate in right of payment to the proper payment in full of all existing and future Senior Indebtedness of BancGroup, as described in "Description of Securities -- Subordination of Securities." Unless specified otherwise in a Prospectus Supplement, the Securities will be subject to acceleration of maturity only in the event of certain events of bankruptcy, insolvency or reorganization of BancGroup. There is no right of acceleration in the case of a default in the payment of principal of, premium, if any, or interest on, the Securities or in the performance of any covenant or agreement of BancGroup. See "Description of Securities -- Events of Default and Limited Rights of Acceleration."

     The Securities may be sold (i) directly by BancGroup to the public or through agents designated by it from time to time, (ii) through underwriting syndicates led by one or more managing underwriters, or (iii) through one or more underwriters acting alone. If any agent of BancGroup or any underwriter is involved in the sale of the Securities offered hereby, the name of such agent or underwriter and any applicable commissions or discounts are set forth in, or may be calculated from, the Prospectus Supplement, and the net proceeds to BancGroup from such sale will be the purchase price of such Securities less such commissions or discounts and the other attributable issuance and distribution expenses. See "Plan of Distribution" for possible indemnification arrangements for agents or underwriters.

     This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement or a term sheet setting forth the terms of the Securities.
                             ---------------------

THE SECURITIES WILL NOT BE SAVING ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY
 BANK OR NONBANK SUBSIDIARY OF BANCGROUP AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION
                 INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ---------------------

                  The date of this Prospectus is May 1, 1997.

                             AVAILABLE INFORMATION

     BancGroup is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by BancGroup, including proxy and information statements, can be inspected and copied at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at certain regional offices: 7 World Trade Center, 13th Floor, New York, New York 10048; Citicorp Center, 500 West Madison Street, suite 1400, Chicago, Illinois 60661-2511; 1401 Brickell Avenue, Suite 200, Miami, Florida 33131; 1801 California Street, Suite 4800, Denver, Colorado 80202-2648; 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates.

     The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     BancGroup's Common Stock is listed for trading on the NYSE. Reports, including proxy and information statements, of BancGroup and other information may be inspected at the NYSE, 20 Broad Street, New York, New York 10005.

     BancGroup has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, to register the Securities offered hereby. This Prospectus omits certain information contained in the Registration Statement and exhibits thereto. Such Registration Statement, including the exhibits thereto, can be inspected at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such Registration Statement can be obtained at prescribed rates from the Commission at that address.

                      DOCUMENTS INCORPORATED BY REFERENCE

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE PERSON SPECIFIED BELOW.

     The following documents filed by BancGroup with the Commission are hereby incorporated by reference into this Prospectus:

        (1) BancGroup's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

        (2) BancGroup's Report on Form 8-K dated January 20, 1997;

        (3) BancGroup's Report on Form 8-K dated March 10, 1997; and

        (4) BancGroup's Report on Form 8-K dated April 15, 1997.

     All documents filed by BancGroup pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of this offering shall be deemed incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference will be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a statement contained herein or in the other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     BancGroup will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the request of any such person, a copy of any and all of the documents which have been incorporated herein by reference but not delivered herewith (other than the exhibits to such documents). Such request, in writing or by telephone, should be directed to W. Flake Oakley, IV, Secretary, at

BancGroup's principal offices, The Colonial BancGroup, Inc., One Commerce Street, Post Office Box 1108, Montgomery, Alabama 36102 (telephone 334-240-5000).

                             BUSINESS OF BANCGROUP

GENERAL

     BancGroup is a bank holding company registered under the Bank Holding Company Act of 1956, as amended, and incorporated under the laws of Delaware. It was organized in 1974, but has operated under its current name and management since 1981. BancGroup operates wholly owned commercial banking subsidiaries in the states of Alabama, Florida, Georgia and Tennessee, each under the name "Colonial Bank." Colonial Bank conducts a full service commercial banking business in the state of Alabama through 110 branches. In Tennessee, Colonial Bank conducts a general commercial banking business through three branches. In Georgia, Colonial Bank operates eleven branches in the Atlanta area and three branches in the Dalton area. In Florida, Colonial Bank operates eleven branches in the Orlando and Ormond Beach areas, nine branches in Dade, Broward and Palm Beach Counties, and six branches in Eustis and Lake County. Colonial Mortgage Company, a subsidiary of Colonial Bank in Alabama, is a mortgage banking company which services approximately $10.6 billion in residential loans and which originates mortgages in 37 states through 6 regional offices. BancGroup's commercial banking loan portfolio is comprised primarily of commercial real estate loans (24%) and residential real estate loans (43%), a significant portion of which is located within the State of Alabama. BancGroup's growth in loans over the past several years has been concentrated in commercial and residential real estate loans.

     BancGroup plans to merge all of its existing subsidiary banks into its Alabama bank, Colonial Bank, no later than July 1, 1997.

     BancGroup is a legal entity separate and distinct from its subsidiaries, including its bank subsidiaries. There are various legal limitations governing the extent to which certain of BancGroup's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, BancGroup or certain of its other subsidiaries. The rights of BancGroup to participate in any distribution of assets of any subsidiary upon its dissolution, winding-up, liquidation or reorganization or otherwise are subject to the prior claims of creditors of that subsidiary, except to the extent that BancGroup may itself be a creditor of that subsidiary and its claims are recognized. Claims on BancGroup's subsidiaries by creditors other than BancGroup include long-term debt and substantial obligations with respect to deposit liabilities, trading liabilities, federal funds purchased, securities sold under repurchase agreements, as well as short-term borrowings and accounts payable.

     BancGroup's principal office is located at One Commerce Street, Montgomery, Alabama 36104. Its telephone number is (334) 240-5000. Additional information about BancGroup is included in documents incorporated herein by reference. See "DOCUMENTS INCORPORATED BY REFERENCE."

RECENT AND PENDING BUSINESS COMBINATIONS

     Since December 31, 1996, BancGroup has acquired three financial institutions in Florida, one in Georgia and one in Alabama, with aggregate assets of $896.9 million and aggregate stockholders equity of $66.6 million. BancGroup has pending three acquisitions of financial institutions in Florida which, when completed, will add in the aggregate $421.4 million in assets and $25.8 million in stockholders' equity.

     Acquisitions of other financial institutions have been, and are expected to continue to be, an important part of the expansion of BancGroup's business. BancGroup expects to continue to take advantage of the consolidation of the financial services industry by further developing its franchise through the acquisition of financial institutions. In effecting acquisitions, BancGroup's management's fundamental objective is to enhance the value of BancGroup's franchise on a going forward basis. Future acquisitions may at times require BancGroup to pay consideration in excess of the current book or market value of the net assets acquired, thereby resulting in dilution of the current book value per share of the BancGroup common stock or resulting in the incurrence of additional indebtedness by BancGroup which may rank senior to the Securities offered hereby.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Securities will be used for general corporate purposes, including BancGroup's working capital needs, possible additional contributions to the capital of BancGroup's subsidiaries, possible acquisitions of other financial institutions or their assets, possible acquisitions of, or investments in, other businesses of a type eligible for bank holding companies and possible reduction of outstanding indebtedness of BancGroup. See "Business of BancGroup -- Recent and Pending Business Combinations." Pending such use, BancGroup may temporarily invest the net proceeds in investment-grade securities. BancGroup, from time to time, may engage in additional capital financing of a character and in amounts to be determined by BancGroup in light of its needs at such time or times and in light of prevailing market conditions. If BancGroup elects at the time of issuance of the Securities to make a different or more specified use of the proceeds other than that set forth herein, such use will be described in the applicable Prospectus Supplement.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth BancGroup's consolidated ratios of earnings to fixed charges. The following ratios should be read in conjunction with the Consolidated Financial Statements, the notes thereto and other financial information incorporated by reference herein. For the purpose of computing the consolidated ratios of earnings to fixed charges, earnings represent consolidated income before income taxes. Fixed charges consist of interest on deposits, long-term debt and short-term borrowings and one-third of rental expense (which is deemed representative of the interest factor).

                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                              1996   1995   1994   1993   1992
                                                              ----   ----   ----   ----   ----
EARNINGS TO FIXED CHARGES:
  Excluding Interest on Deposits(1).........................  1.38   1.41   1.49   1.45   1.31

---------------

(1) Restated to give retroactive effect to the mergers with Jefferson Bancorp, Inc. on January 3, 1997 and D/W Bankshares, Inc. on January 31, 1997.

                           DESCRIPTION OF SECURITIES

     The following sets forth certain general terms and provisions of the Securities to which any Prospectus Supplement may relate. The particular terms of the Securities offered by the Prospectus Supplement will be described in the Prospectus Supplement relating to such Offered Securities.

     The Securities will be issued under a Subordinated Indenture dated as of March 31, 1997 (the "Indenture"), between BancGroup and SunTrust Bank, Atlanta, Atlanta, Georgia, as Trustee for the Securities (the "Trustee"). A copy of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including definitions therein of certain terms. Whenever particular Sections, Articles or defined terms of the Indenture are referred to, it is intended that such Sections, Articles, or definitions of the defined terms be incorporated herein by reference. The particular terms of the Offered Securities and the extent, if any, to which the general provisions may apply to the Offered Securities will be described in the Prospectus Supplement relating to such Offered Securities. Unless otherwise indicated, Section references contained herein refer to the Sections of the Indenture. As of the date hereof, BancGroup had not issued any Securities pursuant to the Indenture.

     Since BancGroup is a holding company, the right of BancGroup, and hence the right of creditors and shareholders of BancGroup, including Holders of the Securities, to participate in any distribution of assets of any subsidiary of BancGroup upon its liquidation, reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that the claims of BancGroup itself as a creditor of the subsidiary may be recognized.

GENERAL

     The Securities will be unsecured obligations of BancGroup. The Indenture does not limit the amount of the Securities which may be issued thereunder and provides that the Securities of any series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by BancGroup. All Securities issued under the Indenture will rank equally and ratably with any additional Securities issued under the Indenture. The Indenture does not contain covenants prohibiting BancGroup from disposing of voting stock of its subsidiaries, including the stock of any of its banking subsidiaries. Neither the Indenture nor the Securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or the other securities which may be issued by BancGroup or any of its subsidiaries.

     The Securities will be subordinated to all existing and future Senior Indebtedness of BancGroup as described below under "Subordination of Securities." THE SECURITIES WILL NOT BE SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR A SAVINGS ASSOCIATION AND WILL NOT BE INSURED BY THE FDIC, THE BIF, THE SAIF OR ANY OTHER GOVERNMENT AGENCY.

     Any Prospectus Supplement will, among other matters, set forth the following specific terms relating to the Offered Securities as applicable: (i) title; (ii) any limit on the aggregate principal amount or price; (iii) maturity date or dates; (iv) interest rate or rates per annum or method of determining the interest rate or rates per annum; (v) dates from and on which such interest will accrue and be payable and designated record dates for such interest payments; (vi) place or places, if any, in addition to or other than the City of Atlanta, State of Georgia, where principal (and premium, if any) and interest will be payable; (vii) any optional redemption terms; (viii) any mandatory or optional sinking fund or analogous provisions; (ix) whether the Securities will be issued in registered form, or be payable to bearer, with or without coupons, and (x) any other terms of the Offered Securities not inconsistent with the Indenture (Section 3.01).

     Securities may be issued as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in a Prospectus Supplement. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the Maturity thereof upon the occurrences of an Event of Default and the continuation thereof. (Section 1.01) Interest on the Securities of any series will be payable to the persons in whose names the Securities are registered at the close of business on the record date designated for an interest payment date (Section 3.07). At the option of BancGroup, interest may be paid by mailing a check to the addresses of the persons entitled thereto as they may appear on the register for the Securities (Section 3.07). Unless otherwise indicated in the Prospectus Supplement, the Securities will be issued only in fully registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 (Section 3.02). No service charge will be made for any exchange, registration of transfer or redemption of a Security, but BancGroup may require payment of a sum sufficient to cover any tax or other governmental charge thereon (Section 3.05) other than exchanges not involving any transfer (Sections 3.04, 8.06 and 12.07).

SUBORDINATION OF SECURITIES

     The obligation of BancGroup to make payment on account of the principal of (and premium, if any) and interest on the Securities of any series will be subordinated and junior in right of payment to BancGroup's obligations to the holders of Senior Indebtedness of BancGroup to the extent described in the following paragraph. "Senior Indebtedness" means any indebtedness (including principal, premium or interest) for money borrowed, or any indebtedness incurred by BancGroup in connection with an acquisition by BancGroup or an Affiliate of the stock or substantially all of the assets of another Person or a merger or consolidation to which BancGroup or an Affiliate is a party, outstanding on the date of execution of the Indenture as originally executed, or thereafter created, incurred or assumed, for the payment of which BancGroup is at the time of determination responsible or liable as obligor, guarantor or otherwise, and all deferrals, renewals, extensions and refundings of any such indebtedness or obligations; provided, however, that Senior Indebtedness shall not include (a) indebtedness as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness is subordinate in right of payment to any other indebtedness of BancGroup, (b) indebtedness which by its terms refers explicitly to the Securities and states that such indebtedness shall not be senior thereto and shall be either equally subordinate and equally junior with such Securities, (c) indebtedness of BancGroup in respect of the Securities, and (d) BancGroup's 7 1/2% Convertible Subordinated Debentures due 2011, issued 1986, which shall rank in pari passu with the Securities. (Section 1.01, 13.01)

     In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings with respect to BancGroup or any liquidation, dissolution or winding-up of the affairs of or relating to BancGroup as a whole, whether voluntary or involuntary, all obligations of BancGroup to the holders of Senior Indebtedness of BancGroup will be entitled to be paid in full (or provisions will be made for such payment) before any payment will be made on account of the principal of (and premium, if any) and interest on the Securities. In the event of any such proceedings, after payment in full (or provision has been made for such payment) of the principal of (and premium, if any) and interest on Senior Indebtedness of BancGroup, the Holders of the Securities, together with the holders of any obligations of BancGroup ranking on a parity with the Securities, will be entitled to be paid from the remaining assets of BancGroup the amounts at the time due and owing on account of unpaid principal (and premium, if any) and interest on the Securities and such obligations ranking on a parity therewith before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any capital stock or any obligations of BancGroup ranking junior to the Securities (Section 13.01 and 13.02). By reason of such subordination, in the event of the insolvency of BancGroup, the holders of Senior Indebtedness of BancGroup may receive more, ratably, and the Holders of the Securities having a claim pursuant to the Securities may receive less, ratably, than other creditors of BancGroup. As of the date hereof, BancGroup had approximately $936 million principal amount of Senior Indebtedness outstanding, excluding trade payables and guarantees and other contingent obligations of BancGroup.

GLOBAL SECURITIES

     In order to facilitate the holding of the Securities in "book-entry" form, the Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depository identified in the Prospectus Supplement relating to such series. Global Securities may be issued in either temporary or permanent form. A Global Security may not be transferred except as a whole by the depository for such Global Security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor. Thus, the holder of a beneficial interest in a Global Security will not have the right to convert such holder's "book-entry" Securities into definitive Securities in certificated form.

     The specific terms of the depository arrangement, if any, with respect to a series of Securities issued in whole as "Global Securities" will be described in the Prospectus Supplement relating to such series.

EVENTS OF DEFAULT AND LIMITED RIGHTS OF ACCELERATION

     An Event of Default is defined under the Indenture with respect to the Securities of any series issued thereunder only as certain events of bankruptcy, insolvency or reorganization of BancGroup (Section 6.01).

     Unless stated otherwise in a Prospectus Supplement, the Indenture does not provide for any right of acceleration of the payment of the principal of a series of the Securities upon a default in the payment of an installment of principal or interest or a default in the performance of any covenant or agreement in the Offered Securities of a particular series or in the Indenture. In the event of a default in the payment of an installment of principal or interest, the Holder of a security (or the Trustee under the Indenture on behalf of the Holders of all of the series of the Securities so affected) may seek to enforce payment of such installment of principal or interest.

     The Indenture provides that if an Event of Default shall have occurred and be continuing, either the Trustee or the Holders of not less that 25% in principal amount of the then outstanding Securities of the series as to which the Event of Default has occurred (or such lesser amount as may be provided for in the Securities of such series) may declare the principal of all of the Securities of such series to be then due and payable immediately by a notice in writing to BancGroup (and to the Trustee if given by the Holders), and upon any such declaration, all such principal or such lesser amount shall become immediately due and payable. However, at any time after such a declaration of acceleration with respect to the Securities of any series has been made and before a judgment or decree based on such acceleration has been obtained by the Trustee, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series may, under certain circumstances, rescind and annul such acceleration and its consequences, if, among other things, all Events of Default have been cured or waived as provided in the Indenture (Section 6.02).

MODIFICATION OF THE INDENTURE AND WAIVER

     The Indenture provides that modification and amendment may be made by BancGroup and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby: (i) change the stated maturity date of the principal of, or any installment of interest on, any Security; (ii) reduce the principal amount, or the rate of interest on, or any premium payable upon, the redemption of any Security; (iii) change the place of payment or the currency in which a Security is payable; (iv) impair the right to institute suit for the enforcement of any payment on or after the stated maturity date thereof, or, in the case of redemption, on or after the redemption date; (v) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of the Holders of which is required to modify or amend the Indenture; (vi) reduce the percentage in principal amount of the Outstanding Security in any series, the consent of the Holders of which is required for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; (vii) modify any provision of the Indenture relating to modification and amendment of the Indenture or waiver of compliance with conditions or defaults thereunder, except to increase the percentage in principal amount of the

Outstanding Securities of any series the consent of the Holders of which is required for such modification or waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Security affected thereby; or (viii) alter in any respect the provisions regarding subordination of the Securities issued thereunder in a manner adverse to the Holders thereof (Section 8.02).

     Modification and amendment of the Indenture may be made by BancGroup and the Trustee without the consent of any Holder for any of the following purposes:
(i) to evidence the succession of another Person to BancGroup; (ii) to add to the covenants of BancGroup for the benefit of the Holders of all or any series of the Securities; (iii) to add Events of Default; (iv) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the Securities, as set forth in the Indenture; (v) to establish the form or terms of the Securities of any series; (vi) to provide for the acceptance of appointment by a successor Trustee; (vii) to cure any ambiguity, defect or inconsistency in the Indenture, provided such action is not inconsistent with the provisions of the Indenture and does not adversely affect the interests of the Holders of the Securities of any series in any material respect; (viii) to add to or change any of the provisions to provide for or to permit or facilitate the issuance of Securities in bearer form, and with or without interest coupons; (ix) to provide terms and conditions upon which Securities which qualify as capital under applicable rules and regulations of BancGroup's primary federal regulator may be issued provided that no such supplemental indenture may make any change in Securities already outstanding; and (x) to modify, eliminate or add to the provisions of the Indenture to such extent as may be necessary to conform the obligations of BancGroup and the Trustee under the Indenture to the Trust Indenture Act (Section 8.01).

     The Holders of a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all Securities of such series waive, insofar as such series is concerned, compliance by BancGroup with certain restrictive provisions of the Indenture (Section 4.08). The Holders of a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all Securities of any series waive any past default under the Indenture with respect to such series, except a default in the payment of principal of (and premium, if any) or interest on, any Security of such series or in respect of a covenant or provision which under the terms of the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected (Section 6.13).

CONSOLIDATION, MERGER AND SALE OF ASSETS

     BancGroup may not consolidate with or merge into any other corporation or sell, lease or convey all or substantially all of its assets to any other corporation, unless (i) either (a) BancGroup shall be the continuing corporation or (b) any successor or purchaser is a corporation organized under the laws of the United States or any State thereof and any such successor or purchaser expressly assumes BancGroup's obligations on the Securities and under the Indenture and certain other conditions are met; and (ii) immediately after giving effect to such transaction, BancGroup or such successor corporation shall not be in default in the performance of any covenant or condition of the Indenture to be performed by BancGroup (Section 9.01).

SATISFACTION AND DISCHARGE

     The Indenture will cease to be of further effect with respect to any series of Securities (except as to surviving rights of registration of transfer or exchange of any series of Securities, as expressly provided for in the Indenture) as to all outstanding Securities of such series when (i) either (a) all the Securities of such series theretofore authenticated (except (1) lost, stolen or destroyed Securities which have been replaced or paid, and (2) Securities for such series for whose payment money has been deposited in trust or segregated or held in trust by BancGroup and thereafter repaid to BancGroup or discharged from such trust, as provided in the Indenture) have been delivered to the Trustee for cancellation or (b) all Securities of such series and not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) by their terms are to become due within one year, or (3) if redeemable, are to be called for redemption within one year, and BancGroup in the case of clauses (b)(1), (2) or (3) above has deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal of and interest to the date of maturity or redemption; (ii) BancGroup has paid all other sums payable by BancGroup under the Indenture; and (iii) BancGroup has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with (Section 10.01).

ADDITIONAL PROVISIONS

     No Holder of any Security of any series will have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture for any remedy thereunder unless (i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of such series; (ii) the Holders of not less that 25% in principal amount of the Outstanding Securities of such series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceedings as Trustee; (iii) the Trustee shall not have received for 60 days after its receipt of such request from the Holders of a majority in principal amount of the Outstanding Securities of such series a direction inconsistent with such request; and (iv) the Trustee shall have failed to institute such proceeding within 60 days after its receipt of such notice, request and offer of indemnity (Section 6.07). However, the Holder of any Security will have an absolute and unconditional right to receive payment of the principal of (and premium, if any) and interest, in respect of such Security on or after the due dates expressed in such Security and to institute suit for the enforcement of any such payment (Section 6.08).

CONCERNING THE TRUSTEE

     SunTrust Bank, Atlanta, Atlanta, Georgia, is Trustee under the Indenture. Notices by U.S. Mail or by hand delivery to the Trustee should be directed to the Trustee at SunTrust Bank, Atlanta, Atlanta, Georgia, Mail Code 008, 58 Edgewood Avenue, Room 400-Annex, Atlanta, Georgia 30303, telephone
(404)588-7191.

     Subject to the duty of the Trustee during default to act with the required standard of care, the Indenture provides that the Trustee will be under no obligation to exercise any right or power under the Indenture at the request of the Holders of the Securities unless said Holders shall have offered the Trustee reasonable indemnity (Section 7.03). The Indenture also provides that, subject to the provisions for indemnification described above and subject to certain other conditions, the Holders of a majority in principal amount of the Outstanding Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee with respect to the Securities of such series (Section 6.12).

     The Indenture contains a covenant requiring BancGroup to file annually with the Trustee a certificate as to the absence of any default or specifying any default that may exist (Section 4.04).

     In addition to serving as Trustee under the Indenture, SunTrust Bank, Atlanta, provides ordinary correspondent banking products and services to BancGroup and certain of its subsidiaries, including deposit accounts, and serves as transfer agent for BancGroup's outstanding common stock. The Trustee is also currently serving as Trustee under an Indenture dated March 25, 1986 pursuant to which at December 31, 1996, $7,187,000 in aggregate principal amount of BancGroup's 7 1/2% Convertible Subordinated Debentures is outstanding. Should a conflict of interest arise by reason of such service, the trustee may be required, or deem it necessary, to resign as Trustee under the Indenture and be replaced by a successor Trustee.

                              PLAN OF DISTRIBUTION

     BancGroup may offer and sell Securities to or through underwriters, acting as principals for their own accounts or as agents, and also may offer and sell Securities directly to other purchasers. Any underwriters or agents in connection with Offered Securities will be named in the related Prospectus Supplement and any underwriting compensation paid to such underwriters or agents will be set forth therein. Such underwriters may include a single firm or may be a group of underwriters represented by such firm, Unless otherwise indicated in the Prospectus Settlement, any underwriters will be required to purchase all of the Offered Securities if any are purchased.

     The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Securities, underwriters may receive compensation from BancGroup and from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any discounts or commissions received by them and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Under agreements which may be entered into with BancGroup, underwriters, dealers and agents who participate in the distribution of the Offered Securities may be entitled to indemnification by BancGroup against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for BancGroup and its subsidiaries in the ordinary course of business.

     If so indicated in the Prospectus Supplement, BancGroup will authorize dealers or other persons acting as BancGroup's agents to solicit offers by certain institutions to purchase Offered Securities from BancGroup pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on a future date or dates stated in the Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate amount of Offered Securities sold pursuant to Contracts shall not be less than nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with which Contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by BancGroup. The obligations of any purchaser under any Contract will not be subject to any conditions except that (a) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject, and (b) if the Offered Securities are also being sold to underwriters, BancGroup will have sold to such underwriters the Offered Securities not sold for delayed delivery. The dealers and such other persons acting as agents of BancGroup will not have any responsibility in respect of the validity or performance of Contracts.

                                    EXPERTS

     Coopers & Lybrand L.L.P. serves as the independent accountants for BancGroup. The consolidated financial statements of BancGroup as of December 31, 1996 and 1995 and for each of the three years ended December 31, 1996 are incorporated by reference in this Prospectus in reliance upon the report of such firm, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters regarding the Securities offered hereby are being passed upon by the law firm of Miller, Hamilton, Snider & Odom, L.L.C., Mobile, Alabama, of which John C. H. Miller, Jr., a director of BancGroup and of Colonial Bank, is a partner. John C. H. Miller, Jr. beneficially owns 40,480 shares of BancGroup Common Stock. Mr. Miller also received employee-related compensation from BancGroup in 1996 of $41,000. Miller, Hamilton, Snider & Odom, L.L.C. received legal fees from BancGroup for services performed for BancGroup in 1996 of $1,474,856.

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY BANCGROUP OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED HEREIN IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BANCGROUP SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                             ---------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Available Information.......................................    2
Documents Incorporated by Reference.........................    2
Business of BancGroup.......................................    3
Use of Proceeds.............................................    4
Consolidated Ratios of Earnings to Fixed Charges............    4
Description of Securities...................................    5
Plan of Distribution........................................    9
Experts.....................................................   10
Legal Matters...............................................   10

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Estimated expenses in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as follows:

Securities and Exchange Commission registration fee.........  $ 30,303
Blue Sky fees and expenses..................................    10,000
Attorney's fees and expenses................................    20,000
Accounting services.........................................    15,000
Printing and engraving......................................    30,000
Fees of indenture trustee...................................    35,000
Miscellaneous...............................................     7,500
                                                              --------
          Total.............................................  $147,803
                                                              --------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to section 145 of the Delaware General Corporation Law, as amended, and the Restated Certificate of Incorporation of the Registrant, officers, directors, employees, and agents of the Registrant are entitled to indemnification against liabilities incurred while acting in such capacities on behalf of the Registrant, including reimbursement of certain expenses. In addition, the Registrant maintains an officers and directors insurance policy pursuant to which officers and directors of the Registrant are entitled to indemnification against certain liabilities, including reimbursement of certain expenses, and the Registrant has indemnity agreements ("Indemnification Agreements") with certain officers and all of its directors pursuant to which such persons may be indemnified by the Registrant against certain liabilities, including expenses.

     The Indemnification Agreements are intended to provide additional indemnification to directors and officers of BancGroup beyond the specific provisions of the Delaware General Corporation Law. Under the Delaware General Corporation Law, a company may indemnify its directors and officers in circumstances other than those under which indemnification and the advance of expenses are expressly permitted by applicable statutory provisions.

     Under the Delaware General Corporation Law, a director, officer, employee or agent of a corporation (i) must be indemnified by the corporation for all expenses incurred by him (including attorneys' fees) when he is successful on the merits or otherwise in defense of any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the corporation, (ii) may be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of any such proceeding (other than a proceeding by or in the right of the corporation) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses (including attorneys' fees) incurred by him in the defense or settlement of a proceeding brought by or in the right of the corporation, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; provided that no indemnification may be made under the circumstances described in clause (iii) if the director, officer, employee or agent is adjudged liable to the corporation, unless a court determines that, despite the adjudication of liability but in view of all of the circumstances, he is fairly and reasonably entitled to indemnification for the expenses which the court shall deem proper. The indemnification described in clauses (ii) and (iii) above (unless ordered by a court) may be made only as authorized in a specific case upon determination by
(i) a majority of a quorum of disinterested directors, (ii) independent legal counsel in a written opinion, or (iii) the stock holders, that indemnification is proper in the circumstances because the applicable standard of conduct has been met. Expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the advance if it is ultimately determined that he is not entitled to be indemnified by the corporation. Expenses (including attorneys' fees) incurred by other employees and agents may be advanced by the corporation upon terms and conditions deemed appropriate by the board of directors.

     The indemnification provided by the Delaware General Corporation Law has at least two limitations that are addressed by the Indemnification Agreements: (i) BancGroup is under no obligation to advance expenses to a director or officer, and (ii) except in the case of a proceeding in which a director or officer is successful on the merits or otherwise, indemnification of a director or officer is discretionary rather than mandatory.

     The Indemnification Agreements, therefore, cover any and all expenses (including attorneys' fees and all other charges paid or payable in connection therewith) incurred in connection with investigating, defending, being a witness or participating in (including an appeal), or preparing to defend, be a witness in or participate in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether civil, criminal, administrative or otherwise, related to the fact that such director or officer is or was a director, officer, employee or agent of BancGroup or is or was serving at the request of BancGroup as a director, officer, employee, agent, partner, committee member or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by such director or officer in any such capacity.

     The Indemnification Agreements also provide for the prompt advancement of all expenses incurred in connection with any proceeding and obligate the director or officer to reimburse BancGroup for all amounts so advanced if it is subsequently determined, as provided in the Indemnification Agreements, that the director or officer is not entitled to indemnification.

     The Indemnification Agreements further provide that the director or officer is entitled to indemnification for, and advancement of, all expenses (including attorneys' fees) incurred in any proceeding seeking to collect from BancGroup an indemnity claim or advancement of expenses under the Indemnification Agreements, BancGroup's Certificate of Incorporation, or the Delaware General Corporation Law, regardless of whether the director or officer is successful in such proceeding.

     The Indemnification Agreements impose upon BancGroup the burden of proving that the director or officer is not entitled to indemnification in any particular case, and the Indemnification Agreements negate certain presumptions which might otherwise be drawn against a director or officer in certain circumstances. Further, the Indemnification Agreements provide that if BancGroup pays a director or officer pursuant to an Indemnification Agreement, BancGroup will be subrogated to such director's or officer's rights to recover from third parties.

     The Indemnification Agreements stipulate that a director's or officer's rights under such contracts are not exclusive of any other indemnity rights a director or officer may have; however, the Indemnification Agreements prevent double payment. The Indemnification Agreements require the maintenance of directors' and officers' liability insurance if such insurance can be maintained on terms, including rates, satisfactory to BancGroup.

     The benefits of the Indemnification Agreements would not be available if
(i) the action with respect to which indemnification is sought was initiated or brought voluntarily by the officer or director (other than an action to enforce the right to indemnification under the Indemnification Agreements); (ii) the officer or director is paid for such expense or liability under an insurance policy; (iii) the proceeding is for an accounting of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended; (iv) the conduct of the officer or director is adjudged as constituting an unlawful personal benefit, or active or deliberate dishonesty or willful fraud or illegality; or
(v) a court determines that indemnification or advancement of expenses is unlawful under the circumstances.

     The Indemnification Agreements would provide indemnification for liabilities arising under the Securities Act of 1933, as amended. BancGroup has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following is a list of exhibits that are included in Part II of the Registration Statement. Such exhibits are separately indexed elsewhere in the Registration Statement.

                                  DESCRIPTION

EXHIBIT 4   --   Instruments defining the rights of security holders:
(A)         --   Subordinated Indenture dated as of March 31, 1997, between the Registrant and SunTrust Bank, Atlanta, as trustee.
(B)         --   All instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries -- Not filed
                 pursuant to clause 4(iii) of Item 601(b) of Regulation S-K, to be furnished upon request of the Commission.
EXHIBIT 5   --   Opinion of Miller, Hamilton, Snider & Odom, L.L.C. as to
                 certain legal issues relating to the securities being
                 registered.
EXHIBIT 12  --   Computation of Consolidated Ratios of Earnings to Fixed
                 Charges included in the Prospectus under the caption "Ratios of Earnings to Fixed Charges" and incorporated herein by
                 reference.
EXHIBIT 23  --   Consents of experts and counsel:
(A)         --   Consent of Coopers & Lybrand L.L.P.
(B)         --   Consent of Miller, Hamilton, Snider & Odom, L.L.C.
EXHIBIT 24  --   Power of Attorney, filed as Exhibit 24 to the registrant's
                 Registration Statement on Form S-4, Registration No.
                 333-20291, and incorporated herein by reference.
EXHIBIT 25  --   Form T-1 Statement of Eligibility of SunTrust Bank, Atlanta,
                 Atlanta, Georgia as trustee under the Indenture.

     (b) Financial Statement Schedules

     The financial statement schedules required to be included pursuant to this Item are not included herein because they are not applicable or the required information is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned hereby undertakes as follows as required by Item 512 of Regulation S-K:

        Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or provided to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the Registration Statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, Alabama, on the 15th day of April, 1997.

                                          THE COLONIAL BANCGROUP, INC.

                                          By:      /s/ ROBERT E. LOWDER
                                            ------------------------------------
                                                      Robert E. Lowder
                                               Its Chairman of the Board of
                                           Directors, Chief Executive Officer,
                                                      and President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

                     SIGNATURES                                      TITLE                      DATE
                     ----------                                      -----                      ----

                /s/ ROBERT E. LOWDER                     Chairman of the Board of                **
-----------------------------------------------------      Directors, President and
                  Robert E. Lowder                         Chief Executive Officer

               /s/ W. FLAKE OAKLEY, IV                   Chief Financial Officer,                **
-----------------------------------------------------      Secretary and Treasurer
                 W. Flake Oakley, IV                       (Principal Financial Officer
                                                           and Principal Accounting
                                                           Officer)

                          *                              Director                                **
-----------------------------------------------------
                   Young J. Boozer

                          *                              Director                                **
-----------------------------------------------------
                   William Britton

                          *                              Director                                **
-----------------------------------------------------
                  Jerry J. Chesser

                          *                              Director                                **
-----------------------------------------------------
              Augustus K. Clements, III

                          *                              Director                                **
-----------------------------------------------------
                   Robert C. Craft

                          *                              Director                                **
-----------------------------------------------------
                   Patrick F. Dye

                          *                              Director                                **
-----------------------------------------------------
                Clinton O. Holdbrooks

                          *                              Director                                **
-----------------------------------------------------
                     D. B. Jones

                     SIGNATURES                                      TITLE                      DATE
                     ----------                                      -----                      ----

                          *                              Director                                **
-----------------------------------------------------
                   Harold D. King

                          *                              Director                                **
-----------------------------------------------------
                  John Ed Mathison

                          *                              Director                                **
-----------------------------------------------------
                 Milton E. McGregor

                          *                              Director                                **
-----------------------------------------------------
               John C. H. Miller, Jr.

                          *                              Director                                **
-----------------------------------------------------
                   Joe D. Mussafer

                          *                              Director                                **
-----------------------------------------------------
                  William E. Powell

                          *                              Director                                **
-----------------------------------------------------
                  Donald J. Prewitt

                          *                              Director                                **
-----------------------------------------------------
                   Jack H. Rainer

                          *                              Director                                **
-----------------------------------------------------
                  Frances E. Roper

                          *                              Director                                **
-----------------------------------------------------
                     Ed V. Welch
---------------

* The undersigned, acting pursuant to a power of attorney, has signed this Registration Statement on Form
  S-3 for and on behalf of the persons indicated above as such persons' true and lawful attorney-in-fact and in their names, places and stead, in the capacities indicated above and on the date indicated
  below.

               /s/ W. FLAKE OAKLEY, IV
-----------------------------------------------------
                 W. Flake Oakley, IV
                  Attorney-in-Fact

** Dated:  April 15, 1997

                                 EXHIBIT INDEX

EXHIBIT                                                                         PAGE
-------                                                                         ----
Exhibit 4    --   Instruments defining the rights of security holders:........
(A)          --   Subordinated Indenture dated as of March 31, 1997, between the Registrant and SunTrust Bank, Atlanta, as trustee.......
(B)          --   All instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries -- Not filed
                  pursuant to clause 4(iii) of Item 601(b) of Regulation S-K, to be furnished upon request of the Commission..............
Exhibit 5    --   Opinion of Miller, Hamilton, Snider & Odom, L.L.C. as to
                  certain legal issues relating to the securities being
                  registered..................................................
Exhibit 12   --   Computation of Consolidated Ratios of Earnings to Fixed
                  Charges included in the Prospectus under the caption "Ratios of Earnings to Fixed Charges" and incorporated herein by
                  reference...................................................
Exhibit 23   --   Consents of experts and counsel:............................
(A)          --   Consent of Coopers & Lybrand L.L.P..........................
(B)          --   Consent of Miller, Hamilton, Snider & Odom, L.L.C...........
Exhibit 24   --   Power of Attorney, filed as Exhibit 24 to the registrant's
                  Registration Statement on Form S-4, Registration No.
                  333-20291, and incorporated herein by reference.............
Exhibit 25   --   Form T-1 Statement of Eligibility of SunTrust Bank, Atlanta,
                  Atlanta, Georgia as trustee under the Indenture.............

     (b) Financial Statement Schedules

     The financial statement schedules required to be included pursuant to this Item are not included herein because they are not applicable or the required information is shown in the financial statements or notes thereto.